Runway Growth Finance Corp. Reports First Quarter 2026 Financial Results

Delivered Total and Net Investment Income of $29.5 million and $10.6 million, Respectively

Investment Portfolio of $886.3 million

Conference Call Today, Thursday, May 7, 2026 at 5:00 p.m. ET

MENLO PARK, Calif., May 7, 2026—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

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Total investment portfolio of $886.3 million at fair value
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Total investment income of $29.5 million
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Net investment income of $10.6 million, or $0.29 per share
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Net asset value of $438.2 million, or $12.13 per share
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Dollar-weighted annualized yield on debt investments of 14.2%
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Four investments completed in new and existing portfolio companies, representing $17.6 million in funded investments
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Aggregate proceeds of $15.0 million in principal prepayments, $1.9 million from scheduled amortizations, and $2.5 million in sale proceeds from equity

Second Quarter 2026 Distributions

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Declared second quarter 2026 dividend of $0.33 per share

“In the first quarter, Runway Growth focused on the close and integration of the SWK Holdings acquisition, while navigating a volatile macroeconomic backdrop,” said David Spreng, Founder and CEO of Runway Growth. “With the transaction now complete, we are well positioned to selectively capitalize on opportunities and expand our exposure to leading healthcare and life sciences companies. Today, we also announced a new $15 million share repurchase authorization, which we expect to utilize as we believe our shares present an extremely compelling value relative to the outlook of the business.”

First Quarter 2026 Operating Results

Total investment income for the quarter ended March 31, 2026 was $29.5 million, compared to $35.4 million for the quarter ended March 31, 2025.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended March 31, 2026 was 14.2%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Total operating expenses for the quarter ended March 31, 2026 were $18.8 million, compared to $19.8 million for the quarter ended March 31, 2025.

Net investment income for the quarter ended March 31, 2026 was $10.6 million, or $0.29 per share, compared to $15.6 million, or $0.42 per share, for the quarter ended March 31, 2025.

Net realized gain on investments was $1.3 million for the quarter ended March 31, 2026, compared to a net realized gain of $6.1 million for the quarter ended March 31, 2025.

For the quarter ended March 31, 2026, net change in unrealized loss on investments was $46.7 million, compared to a net change in unrealized loss on investments of $19.8 million for the quarter ended March 31, 2025.

For the quarter ended March 31, 2026, our net decrease in net assets resulting from operations was $34.8 million, or $0.96 per share, compared to a net increase in net assets resulting from operations of $1.9 million, or $0.05 per share, for the quarter ended March 31, 2025.

Portfolio and Investment Activity

As of March 31, 2026, Runway Growth’s investment portfolio had an aggregate fair value of $886.3 million in 56 companies, comprising $829.6 million in loans, 99.2% of which are senior secured loans, and $56.8 million in warrants and other equity-related investments.

During the first quarter of 2026, Runway Growth funded one investment in a new portfolio company, three investments in existing portfolio companies, representing $17.6 million in gross funded investments, which net of upfront loan origination fees is $17.5 million.

During the first quarter of 2026, Runway Growth received aggregate proceeds of $17.5 million in principal prepayments and equity sale proceeds. In addition, Runway Growth received proceeds of $1.9 million in scheduled amortizations.

Total portfolio investment activity for the three months ended March 31, 2026 and 2025 was as follows:

	Three Months Ended March 31,
	2026	2025
Beginning investment portfolio	$927,402	$1,076,840
Purchases of investments	17,477	15,320
PIK interest	4,797	3,260
Sales and prepayments of investments	(17,483)	(74,978)
Scheduled repayments of investments	(1,934)	(3,665)
Amortization of fixed income premiums or accretion of discounts	1,912	1,189
Net realized gain (loss) on investments	1,257	6,057
Net change in unrealized gain (loss) on investments	(47,082)	(19,790)
Ending investment portfolio	$886,346	$1,004,233

Net Asset Value

As of March 31, 2026, net asset value per share was $12.13, compared to $13.48 as of March 31, 2025. Total net assets at the end of the first quarter of 2026 was $438.2 million, down 12.9% from $503.3 million as of March 31, 2025.

Liquidity and Capital Resources

As of March 31, 2026, the Company had approximately $372.3 million in available liquidity, including unrestricted cash and cash equivalents of $2.3 million and $370.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 98%, compared to 99% for the quarter ended March 31, 2025.

Distributions

On May 5, 2026, the Company’s board of directors (the "Board of Directors") declared a quarterly distribution of $0.33 per share for stockholders of record as of May 18, 2026. Distributions are payable on June 2, 2026.

Recent Developments

The Company evaluated events subsequent to March 31, 2026 through May 7, 2026, the date the consolidated financial statements were issued. There have been no subsequent events that occurred during such period that would require recognition or disclosure, except as disclosed below.

Repurchase Program

On May 5, 2026, our Board of Directors approved a share repurchase program (the "New Repurchase Program"), under which we may repurchase up to $15.0 million of our outstanding shares of common stock. Under the New Repurchase Program, purchases may be made at management’s discretion from time to time in open-market transactions, in accordance with all applicable securities laws and regulations. If not renewed, the New Repurchase Program will terminate upon the earlier of (i) May 7, 2027 or (ii) the repurchase of $15.0 million of our outstanding shares of common stock.

Retirement and Appointment of Certain Officers

The Company

On May 5, 2026, Thomas B. Raterman notified our Board of Directors that he would retire from his positions as our Chief Operating Officer, Chief Financial Officer, Treasurer and Corporate Secretary effective as of the close of business on June 30, 2026, at which time he will become Vice Chairman of RGC. In that role, he will focus on strategic initiatives that include portfolio optimization, platform-level mergers and acquisitions, capital markets transactions, and capital formation. Mr. Raterman will also continue to serve as a member of the investment committee of RGC.

On May 5, 2026, our Board of Directors elected Carmela Thomson to serve as our Chief Financial Officer, Treasurer and Corporate Secretary effective as of the close of business on June 30, 2026.

The Investment Adviser

Effective as of April 6, 2026, David Spreng, our Chief Executive Officer and President, returned to his role as Chief Investment Officer of RGC in place of Greg Greifeld.

In connection with the Merger (as defined below), John David Tamas became a managing director of healthcare and life sciences investing at RGC.

Effective as of April 30, 2026, Avisha Khubani was promoted to Chief Credit Officer at RGC.

SWK Acquisition

On April 6, 2026, the Company completed its previously announced acquisition of SWK Holdings Corporation, a Delaware corporation ("SWK"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 9, 2025, by and among the Company, SWK, RWAY Portfolio Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company ("Intermediary Sub"), RWAY Portfolio Corp., a Delaware corporation and a wholly-owned subsidiary of Intermediary Sub ("Acquisition Sub") and Runway Growth Capital LLC, a Delaware limited liability company (the "Adviser"). Pursuant to the Merger Agreement, SWK first merged with and into Acquisition Sub, with Acquisition Sub as the surviving company (the "First Merger"). Following the effectiveness of the First Merger, Acquisition Sub merged with and into Intermediary Sub, with Intermediary Sub as the surviving company (the "Second Merger"). Following the effectiveness of the Second Merger, Intermediary Sub merged with and into the

Company, with the Company as the surviving company (the "Third Merger" and, together with the First Merger and the Second Merger, the "Mergers").

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger, each outstanding share of common stock, par value $0.001 per share, of SWK ("SWK Common Stock") was converted into the right to receive (i) either (A) 1.7264 shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or (B) $20.59 in cash (based on the election of the holder thereof in accordance with the terms of the Merger Agreement (and subject to the proration as provided therein)) plus (ii) $0.74 in cash, which represents a pro rata share of the guaranteed cash payment paid by the Adviser. As a result, the Company issued an aggregate of 6,330,509 shares of its common stock to SWK's former stockholders. No fractional shares were issued in the First Merger and the value of any fractional shares of Company Common Stock that a former holder of SWK Common Stock would otherwise be entitled to receive will be paid in cash.

Third Supplemental Indenture for the SWK 2027 Notes

On April 6, 2026, the Company entered into a third supplemental indenture (the "Third Supplemental Indenture") by and between the Company and Wilmington Trust, National Association (the "Trustee"), effective as of the closing of the Merger. The Third Supplemental Indenture relates to the Company's assumption of $33.0 million in aggregate principal amount of SWK's 9.00% Senior Notes due 2027 (the "2027 Notes").

Pursuant to the Third Supplemental Indenture, the Company expressly assumed the obligations of SWK for the due and punctual payment of the principal of, and premium, if any, and interest on all the 2027 Notes, and the due and punctual performance and observance of all of the covenants and conditions of the indenture, dated October 3, 2023 (the "Base Indenture"), by and between SWK and the Trustee, as amended by the First Supplemental Indenture, dated as of October 3, 2023 and the Second Supplemental Indenture dated as of April 6, 2026.

Recent Portfolio Activity

From March 31, 2026 through May 7, 2026, the Company funded $44.4 million in unfunded commitments on existing investments.

Conference Call

Runway Growth will hold a conference call to discuss its first quarter ended March 31, 2026 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, May 7, 2026. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors,” which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $968,725 and $961,646, respectively)	$873,311	$912,656
Affiliate investments at fair value (cost of $4,551 and $4,551, respectively)	-	-
Control investments at fair value (cost of $12,180 and $13,233, respectively)	13,035	14,746
Total investments at fair value (cost of $985,456 and $979,430, respectively)	886,346	927,402
Cash and cash equivalents	2,312	18,175
Interest and fees receivable	8,540	7,594
Deferred financing costs	3,895	4,217
Other assets	3,833	2,726
Total assets	904,926	960,114

Liabilities
Debt:
Credit facility	180,000	173,000
2026 Notes	-	25,000
2027 Notes	40,250	132,250
2028 Notes	107,000	107,000
2031 Notes	103,250	-
Deferred financing costs	(3,556)	(1,913)
Total debt, less deferred financing costs	426,944	435,337
Incentive fees payable	14,851	14,444
Interest payable	7,199	6,756
Foreign currency forward contracts	176	711
Secured borrowings	14,759	14,578
Accrued expenses and other liabilities	2,769	3,319
Total liabilities	466,698	475,145

Net assets
Common stock, par value	361	361
Additional paid-in capital	534,238	534,508
Accumulated undistributed (overdistributed) earnings	(96,371)	(49,900)
Total net assets	$438,228	$484,969

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	36,134,037	36,134,037
Net asset value per share	$12.13	$13.42

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Investment income
From non-control/non-affiliate investments:
Interest income	$23,591	$30,109
Payment-in-kind interest income	4,633	3,651
Dividend income	253	318
Fee income	417	229
From affiliate investments:
Interest income	-	646
Fee income	-	256
From control investments:
Interest income	494	-
Other income	62	189
Total investment income	29,450	35,398

Operating expenses
Management fees	3,613	4,009
Incentive fees	2,601	3,929
Interest and other debt financing expenses	10,486	10,287
Professional fees	604	454
Administration agreement expenses	648	625
Insurance expense	160	155
Tax expense	270	110
Other expenses	444	230
Total operating expenses	18,826	19,799
Net investment income	10,624	15,599

Net realized and net change in unrealized gain (loss)
Net realized gain (loss):
Non-control/non-affiliate investments	207	(2,886)
Affiliate investments	-	8,943
Control investments	1,050	-
Net realized gain (loss) on investments	1,257	6,057
Net realized gain (loss) on forward contracts and foreign currency transactions	(5)	-
Net realized gain (loss)	1,252	6,057

Net change in unrealized gain (loss):
Non-control/non-affiliate investments	(46,424)	(9,799)
Affiliate investments	-	(9,925)
Control investments	(658)	(66)
Net change in unrealized gain (loss) on investments	(47,082)	(19,790)
Net change in unrealized gain (loss) on forward contracts and foreign currency transactions	535	-
Net change in unrealized gain (loss) on secured borrowings	(146)	-
Net change in unrealized gain (loss)	(46,693)	(19,790)

Net realized and unrealized gain (loss)	(45,441)	(13,733)

Net increase (decrease) in net assets resulting from operations	$(34,817)	$1,866

Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$(0.96)	$0.05
Weighted average shares outstanding (basic and diluted)	36,134,037	37,347,428